EXHIBIT 21
MCDONALD'S CORPORATION
SUBSIDIARIES OF THE REGISTRANT

NAME OF SUBSIDIARY (STATE OR COUNTRY OF INCORPORATION)

------------------------------------------------------------------------------
Domestic Subsidiaries
------------------------------------------------------------------------------
McDonald's Australian Property Corporation (Delaware)
McDonald's Deutschland, Inc. (Delaware)
McDonald's Development Italy, Inc. (Delaware)
McDonald's Property Company Limited (Delaware)
McDonald's Restaurant Operations Inc. (Delaware)
McDonald's System of France, Inc. (Delaware)
McDonald's Sistemas de Espana, Inc. (Delaware)
Restaurant Realty of Mexico, Inc. (Delaware)

--------------------------------------------------------------------------------
Foreign Subsidiaries
--------------------------------------------------------------------------------
McDonald's Australia Limited (Australia)
McDonald's Properties (Australia) Pty. Ltd. (Australia)
McDonald's Central Europe GmbH (Austria)
McDonald's Restaurants of Canada Limited (Canada)
McDonald's Danmark A/S (Denmark)
McDonald's Restaurants Limited (United Kingdom)
McDonald's France, S.A. (France)
McDonald's GmbH (Germany)
McDonald's Immobilien GmbH (Germany)
McDonald's Restaurants Ltd. (Hong Kong)
Italian Restaurant Financing S.R.L. (Italy)
MDC Inmobiliaria de Mexico S.A. de C.V. (Mexico)
McDonald's Nederland B.V. (Netherlands)
McDonald's System de Puerto Rico, Inc. (Puerto Rico)
McDonald's LLC (Russia)
McDonald's Restaurants Pte., Ltd (Singapore)
McDonald's Restaurants (Suisse) S.A. (Switzerland)
McDonald's Restaurants (Taiwan) Co., Ltd. (Taiwan)
--------------------------------------------------------------------------------

The names of certain subsidiaries have been omitted as follows:
(a) 48 wholly-owned subsidiaries of the Company, each of which operates one or more McDonald's restaurants within the United States.
(b) Additional subsidiaries, including some foreign, other than those mentioned in (a), because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.